EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-32442) pertaining to the Wilson Bank Holding Company 1999 Stock Option Plan, the Registration Statement (Form S-3, No. 333-81984) pertaining to the Wilson Bank Holding Company Dividend Reinvestment Plan, the Registration Statement (Form S-8, No. 333-158621) pertaining to the Wilson Bank Holding Company 2009 Stock Option Plan, the Registration Statement (Form S-8, No. 333-210927) pertaining to the Wilson Bank Holding Company 2016 Equity Incentive Plan, the Registration Statement (Form S-3 No. 333-218868) pertaining to the Amended and Restated Wilson Bank Holding Company Dividend Reinvestment Plan and the Registration Statement (Form S-3 No. 333-235739) pertaining to the Amended and Restated Wilson Bank Holding Company Dividend Reinvestment Plan of our reports dated December 27, 2019, with respect to the consolidated financial statements of Wilson Bank Holding Company and with respect to the effectiveness of internal control over financial reporting of Wilson Bank Holding Company, included in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Maggart & Associates, P.C.

MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee

March 12, 2020